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                                                                     Exhibit 8.1

                                [THT Letterhead]


                                [Month] __, 2001





SmarterKids.com, Inc.
15 Crawford Street
Needham, MA 02494

     Re: Merger pursuant to Contribution Agreement and Plan of Reorganization and Merger, dated as of November 14, 2000, by and among SmarterKids.com, Inc., Earlychildhood LLC, LearningStar Corp., and S-E Educational Merger Corp.

Ladies and Gentlemen:

     We have acted as counsel for SmarterKids.com, Inc., a Delaware corporation ("SmarterKids"), in connection with the proposed merger of S-E Educational Merger Corp., a Delaware corporation ("Merger Sub") wholly owned by LearningStar Corp., a Delaware corporation ("LearningStar"), with and into SmarterKids pursuant to the Contribution Agreement and Plan of Reorganization and Merger, dated as of November 14, 2000 (together with all exhibits and schedules thereto, the "Agreement"), by and among SmarterKids, Earlychildhood LLC, a California limited liability company ("Earlychildhood"), LearningStar, and Merger Sub. Pursuant to the Agreement, it is contemplated that Merger Sub will merge with and into SmarterKids (the "Merger"), the holders of all outstanding LLC membership interests in Earlychildhood will contribute those interests to LearningStar (the "Contribution"), and Earlychildhood and SmarterKids will each become wholly-owned subsidiaries of LearningStar. Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

     The opinions expressed herein are being delivered to you in connection with the filing of a registration statement (the "Registration Statement") on Form S-4, which includes the proxy statement and prospectus relating to the Agreement. In delivering these opinions, we have reviewed, and are relying upon (without any independent investigation or examination thereof) the truth and accuracy at all relevant times of, the facts, statements, descriptions, covenants, representations, and warranties set forth in the Registration Statement, the Agreement, certificates issued by SmarterKids, Earlychildhood, LearningStar, and Merger Sub, respectively
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[Month]__, 2001
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(the "Corporate Representations"), and such other instruments and documents related to the formation, organization, and operation of SmarterKids, Earlychildhood, LearningStar, and Merger Sub or to the consummation of the Merger and the Contribution and the transactions contemplated in the Agreement as we have deemed necessary or appropriate. We have assumed that all parties to the Agreement and to any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement and documents and that the Merger, the Contribution, and related transactions will be consummated at the Effective Time pursuant to the terms and conditions set forth in the Agreement and related documents without the waiver or modification of any such terms and conditions.

     In connection with rendering these opinions, we have also assumed or obtained representations (and are relying thereon, without any independent investigation or examination thereof) that:

     a) Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been and will be due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

     b) Any statement made in any of the documents referred to herein "to the knowledge of" or "to the best of the knowledge of" any person or party or similarly qualified is and will be true and correct in all respects at all relevant times without such qualification;

     c) All facts, statements, descriptions, covenants, representations, and warranties contained in any of the documents referred to herein or otherwise made to us (including, without limitation, the aforementioned Corporate Representations) are and will be true and correct in all respects at all relevant times and no actions have been or will be taken which are inconsistent with such positions;

     d) As to all matters for which a person or entity has represented that such person or entity is not a party to or does not have or is not aware of any plan, intention, understanding, or agreement to take an action, there is and will be in fact no such plan, intention, understanding, or agreement and such action will not be taken; and

     e) The Merger and the Contribution will be consummated in accordance with the terms of the Agreement, without waiver, breach, or amendment of any provision thereof, and will be effective under applicable law.

     Based upon our examination of the items described above and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that:
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[Month]__, 2001
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     1.   For United States federal income tax purposes, the Merger will be treated as a "reorganization" under Section 368(a) of the Code or, taken together with the Contribution, as a transfer of property to LearningStar qualifying under Section 351 of the Code; and

     2. The discussion in the paragraph captioned "Material Federal Income Tax Consequences to SmarterKids.com Stockholders of Treatment of Merger as a `Reorganization' or as Part of a Section 351 Transfer" under the section "Material United States Federal Income Tax Consequences of the Combination" in the Registration Statement accurately describes the material United States federal income tax consequences that would result from treatment of the Merger as a "reorganization" under Section 368(a) of the Code or, taken together with the Contribution, as a transfer of property to LearningStar qualifying under
Section 351 of the Code, to SmarterKids stockholders receiving LearningStar common stock in the Merger, subject to the limitations on the scope of such discussion as expressed in the Registration Statement.

     These opinions represent and are based upon our best judgment regarding the application of United States federal income tax laws including the Code, existing judicial decisions, administrative regulations, and published rulings and procedures. Our opinions are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial, or administrative changes (including during the period between the issuance of this letter and the Effective Time), applied on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

     These opinions address only the specific United States federal income tax consequences of the Merger set forth above and do not address any state, local, or foreign or other federal tax consequence that may result from the Merger, the Contribution, or any other transaction (including any transaction undertaken in connection with or in contemplation of the Merger or the Contribution). No opinion is expressed as to any transaction other than the Merger as described in the Agreement (whether or not undertaken in connection with or in contemplation of the Merger) or as to any transaction whatsoever, including the Merger and the Contribution, if all the transactions described in the Agreement are not consummated in accordance with the terms of the Agreement and without waiver, breach, or modification of any material provision thereof or if any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied (including, without limitation, the Corporate Representations) are not true and accurate in all respects at all relevant times. In the event any one of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied to issue these opinions is incorrect, our opinions might be adversely affected and may not be relied upon. In rendering these opinions, we have assumed that Latham
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[Month]__, 2001
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& Watkins has delivered, and has not withdrawn, an opinion that the
Contribution will be treated for federal income tax purposes as a transfer of property to LearningStar qualifying under Section 351 of the Code, and that the Contribution will be so treated consistently with such opinion.

     Our opinions expressed herein are rendered solely to you for the purpose of inclusion as an exhibit to the Registration Statement. They may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the references to our firm name in the Registration Statement in connection with the federal income tax matters described herein. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the SEC promulgated thereunder.

                                                 Very truly yours,



                                                 TESTA, HURWITZ & THIBEAULT, LLP


8361/4.2035348